UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2016

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                            Entry into a Material Definitive Agreement

On October 11, 2016, the Company and certain institutional investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with an offering (“Offering”) pursuant to which the Company agreed to sell, and the investors agreed to purchase 425,000 shares of the Company’s common stock and warrants to purchase up to 212,500 shares of the Company’s common stock, for aggregate gross proceeds, before deducting fees to the placement agent and other estimated offering expenses payable by the Company, of approximately $1.91 million.  The warrants are exercisable beginning six months and a day after the closing of this offering and expire three and a half years from the date of issuance at an exercise price of $5.55 per share.  The exercise price and number of shares underlying the warrants are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.
The exercisability of the warrants may be limited if, upon exercise, the holder thereof or any of its affiliates would beneficially own more than 4.9% of the Company’s common stock. Under the Purchase Agreement, the Company agreed with each of the investors that, subject to certain exceptions, it will not, within the 60 days following the closing of the Offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any securities. The Company also agreed with each of the investors that until the earlier to occur of (x) the 18 month anniversary of the closing of the transactions contemplated by the Purchase Agreement and (y) the date on which none of the warrants are outstanding, it will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means, with certain exceptions, a transaction in which the Company or any subsidiary of the Company: (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Company’s common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock, or (ii) enters into any agreement (including, without limitation, an “equity line of credit”) whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights and other than an “at-the-market offering”). Further, the Company agreed with each of the investors that the Company will not file any registration statements under the Securities Act of 1933, as amended, for a period of 30 trading days following the closing of the transactions contemplated by the Purchase Agreement unless such filing is required by Section 4(a) of the Purchase Agreement. The Company also agreed with each of the investors  that if the Company issues securities within the 18 months following the closing of the Offering, then each  investor will have the right to purchase up to 40% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities. The Company also agreed to indemnify each of the investors against certain losses resulting from its breach of any of its representations, warranties, or covenants under agreements with each of the investors, as well as under certain other circumstances described in the Purchase Agreement. In addition, until any of the warrants remain outstanding, we agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, including, without limitation, the filing of a registration statement, without the prior consent of the majority of the holders of the common shares acquired in this Offering. The foregoing restriction does not apply to an Exempt Issuance, which refers to the issuance of (a) shares of common stock and options to officers, employees, or directors of the Company issued pursuant to plans that have been approved by a majority of the stockholders and a majority of the board of directors of the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued in the offering and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of the securities purchase agreement, (c) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted any registration rights but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities in connection with strategic license agreements and other partnering arrangements.
On September 22, 2016, the Company entered into an Engagement Letter agreement (the “Engagement Letter Agreement”) with FT Global Capital, Inc. pursuant to which FT Global Capital, Inc. agreed to act as the Company’s exclusive placement agent on a “best efforts” basis in connection with this offering. The Placement Agent will be entitled to a shared cash fee of 8% of the gross proceeds paid to the Company for the securities the Company sells in this Offering.  Additionally, the Company will issue to the Placement Agent warrants (“Placement Agent Warrants”) to purchase 22,500 shares of Company common stock on substantially the same terms as the warrants issued pursuant to the Purchase Agreement. In connection with the Offering, the Company has agreed to indemnify the Placement Agents against certain liabilities under the Securities Act of 1933, as amended.
The Offering will close on or before October 17, 2016, subject to customary closing conditions.
The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-192963), which became effective on January 3, 2014, pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission.

The foregoing summaries of the terms of the form of warrant to be issued to each of the investors and the Purchase Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, and 10.1 respectively, which are incorporated herein by reference.
The form of warrant and the Purchase Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement, respectively; may be subject to limitations agreed upon by the parties thereto, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement, respectively, instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors in our common stock should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates.
 Item 8.01                            Other Events.
The information set forth in Item 1.01 with respect to the Offering is hereby incorporated herein by reference. On October 12, 2016, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Recent Developments
In its Quarterly Report on Form 10-Q (Part II, Item 1. Legal Proceedings) for the period ended June 30, 2016 filed with the SEC on August 22, 2016, the Company disclosed updates relating to certain legal matters and that, following Nasdaq Listing Qualifications staff’s comments on the Company’s disclosures relating to the foregoing matters in its Annual Report on Form 10-K for the period ended December 31, 2015, the Company provided a full set of responses and supplemental materials for the staff’s review and consideration. On October 10, 2016, the Company received an additional set of questions relating the same matter. The Company began preparing its responses to the staff’s questions, which are due no later October 24, 2016. There is no assurance that the Nasdaq staff will not continue its inquiry resulting in an action that may have adverse effects on the Company’s continued listing on the Nasdaq Stock Market or the price of the Company’s securities. If the Company cannot demonstrate compliance with the Nasdaq continued listing requirements, its common stock may be subject to delisting.
Item 9.01                            Financial Statements and Exhibits.

(d)                Exhibits.
4.1	Form of Warrant to purchase Shares of Common Stock.
5.1	Opinion of Schiff Hardin LLP.
10.1	Securities Purchase Agreement.
23.1	Consent of Schiff Hardin LLP (contained in Exhibit 5.1 above).
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:           October 12, 2016